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                                                                     EXHIBIT 4.3


                           [FORM OF FACE OF SECURITY]

                               CELLCO PARTNERSHIP
                          VERIZON WIRELESS CAPITAL LLC

                              5.375% NOTE DUE 2006





                                                    PRINCIPAL AMOUNT
                                                    $_______________ as revised
                                                    by the Schedule of Increases
                                                    in Global Security attached
                                                    hereto.

No. [.]                                             CUSIP No.
                                                    [.]

                                                    ISIN No.
                                                    [.]

                    [Applicable Restricted Securities Legend]

                               [Depository Legend]

         CELLCO PARTNERSHIP, a Delaware general partnership (the "Partnership"), and VERIZON WIRELESS CAPITAL LLC, a Delaware limited liability company ("Capital" and, together with the Partnership, the "Issuers", which terms include any successor under the Indenture hereinafter referred to), for value received, hereby jointly and severally promise to pay to CEDE & CO., or registered assigns, the principal sum of ______________________ DOLLARS, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on December 15, 2006, and to pay interest thereon as provided below.

         Interest on this Note shall be paid semiannually on June 15 and December 15, each an "interest payment date", of each year, commencing on June 15, 2002, at the rate per annum specified in the title of this Note from December 17, 2001 or the most recent interest payment date to which interest had been paid or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

         All references in the Indenture and this Note to interest shall be deemed to include a reference to additional interest if payable pursuant to the Registration Rights Agreement (including, without limitation, references to interest in clause (1) of Section 501 of the Indenture). If additional interest is payable on this Note as contemplated under the Registration Rights Agreement, it shall be payable on each interest payment date and at maturity to the record holder entitled to interest on such date.

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                                                                               2

         The interest so payable and punctually paid or duly provided for on any interest payment date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the June 1 or December 1 preceding such interest payment date (the "Record Date"). Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of First Union National Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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                                                                             S-1

         IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed, manually or in facsimile.


Dated: December 17, 2001


                                                   CELLCO PARTNERSHIP

                                                   By:__________________________
                                                      Name:
                                                      Title:


                                                   VERIZON WIRELESS CAPITAL LLC

                                                   By:__________________________
                                                      Name:
                                                      Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated therein described
in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK,
    as Trustee


By:_____________________
   Authorized Officer

                                (Reverse of Note)

                               CELLCO PARTNERSHIP
                          VERIZON WIRELESS CAPITAL LLC

         This Note is one of a duly authorized issue of Securities of the Issuers designated as 5.375% Notes due 2006 (the "Notes"). The Notes are one of an indefinite number of series of debt securities of the Issuers (the "Securities"), issued or issuable under and pursuant to an indenture (the "Indenture"), dated as of December 17, 2001, between the Issuers and First Union National Bank (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuers, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. This Note is one of a series designated on the face hereof and is not limited as to the aggregate principal amount thereof. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. Holders of the Notes are entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of December 17, 2001 (the "Registration Rights Agreement"), among the Issuers and the initial purchasers named therein. The Notes, any related Private Exchange Securities (as defined in the Registration Rights Agreement) and any related Exchange Securities (as defined in the Registration Rights Agreement) shall vote and consent together on all matters as one class, and none of such securities shall have the right to vote or consent as a separate class.

         This Note is not subject to any sinking fund.

         If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with the effect provided in the Indenture.

         The Notes will be redeemable as a whole or in part, from time to time at the option of the Issuers at any time, at a redemption price equal to the sum of (1) 100% of their principal amount, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date, plus (2) the Make-Whole Amount, if any.

         "Make-Whole Amount" means, in connection with any optional redemption of the Notes, the excess if any, of (1) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semi-annual basis, such

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                                                                               2

principal and interest at the Treasury Rate (determined on the Business Day preceding the date of such redemption) plus 0.20% from the respective dates on which such principal and interest would have been payable if such payment had not been made, over (2) the principal amount of the Notes being redeemed.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Partnership.

         "Treasury Rate" means, in connection with the calculation of any Make-Whole Amount with respect to the Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Statistical Release that has become publicly available at least two business days prior to the redemption date, equal to the then remaining maturity of the Notes being prepaid. If no Treasury security has a maturity that exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

         The Indenture permits, with certain exceptions as therein provided, the Issuers and the Trustee with the consent of the Holders of more than a majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Securities and any related coupons under the Indenture; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon redemption thereof; change the currency or currency unit in which any Security or the principal or interest thereon is payable; impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption on or after the Redemption Date); impair any right of Holders of any Security to repay or purchase Securities at their option; reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Issuers (or the time when such redemption, repayment or purchase may be made), (ii) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the Holders of which are required to consent to any supplemental indenture, or any waiver or (iii) modify any of the provisions of Sections 513, 902 or 1005 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in Sections 902 and 1005 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 609, 601l(b), 901(6) and 901(7) of the Indenture.

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                                                                               3

         A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

         The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series and any related coupons, on behalf of the Holders of all the Securities of that series, to waive certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of (or premium, if any) or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. Except as provided in the Indenture, if (x) the Depositary is at any time unwilling or unable to continue as depository or if at any time the Depositary shall no longer be eligible under Section 303 of the Indenture and a successor depository is not appointed by the Issuers within 90 days after the Issuers receive such notice or becomes aware of such ineligibility or (y) the Issuers deliver to the Trustee an Issuer Order of each Issuer to the effect that this Note shall be exchangeable, this Note shall be exchangeable for Notes in definitive form and in an equal aggregate principal amount. In addition, interests herein transferred to an IAI shall be delivered in the form of a definitive Note. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

         As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Issuers, upon surrender of this Note for registration of transfer at the office or agency of the Issuers in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and of a like Stated Maturity and of like series and the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         Prior to due presentment of this Note for registration of transfer, the Issuers or the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Note

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                                                                               4

is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

         Certain of the Issuers' obligations under the Indenture with respect to Notes may be terminated if either of the Issuers irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

         No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Issuers in the Indenture, against any partner, member, incorporator, stockholder, officer or director, as such, past, present of future, of either Issuer or of any successor or any of their assets, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

            ________________________________________________________
              (Print or type assignee's name, address and zip code)

                 _______________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:____________________                   Your Signature: ____________________

Signature Guarantee: ___________________________________________________________
                                  (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by either of the Issuers or any Affiliate of an Issuer, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1.   [_]   acquired for the undersigned's own account, without transfer; or

2.   [_]   transferred to the Partnership; or

3.   [_]   transferred pursuant to and in compliance with Rule 144A under the
           Securities Act of 1933, as amended (the "Securities Act"); or

4.   [_]   transferred pursuant to an effective registration statement under the
           Securities Act; or

5.   [_]   transferred pursuant to and in compliance with Regulation S under the
           Securities Act; or

6.   [_]   transferred to an institutional "accredited investor" (as defined in
           Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in a

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           transaction involving a minimum principal amount of $250,000 of
           Notes, that has furnished to the Trustee a signed certificate containing certain representations and agreements (the form of which letter appears in Section 307 of the Indenture); or

7.   [_]   transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                  ______________________________
                                                  Signature

Signature Guarantee:

______________________________              ____________________________________
(Signature must be guaranteed)              Signature


________________________________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


________________________
Dated:

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              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:

                                                  Amount of increase         Principal Amount of this      Signature of authorized
 Date of     Amount of decrease in Principal      in Principal Amount        Global Security following     signatory of Trustee or
 Exchange    Amount of this Global Security       of this Global Security    such decrease or increase     Securities Custodian
----------   --------------------------------   -------------------------   ---------------------------   -------------------------